                                                                    EXHIBIT 4(i)

[PRUDENTIAL FINANCIAL LOGO]

                                    PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                    751 Broad Street
                                    Newark, New Jersey 07102

                                    a Prudential Financial company

                                   ENDORSEMENT

This Endorsement is made a part of the Contract to which it is attached and is effective immediately. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. The following hereby amends and supersedes the sections of the Contract mentioned below.

                        GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit feature (GMIB) provides for the option to receive a guaranteed minimum income benefit with payments for life with a 10-year period certain. This feature can only be elected at the time you purchase your Contract. Once elected, this election is not revocable. If you elect the GMIB feature, there is a GMIB Protected Value associated with the feature. The GMIB Protected value is an amount which is established for the sole purpose of being applied to the guaranteed annuity purchase rates to produce the Guaranteed Minimum Income Benefit. The GMIB Protected Value is calculated daily and is equal to the GMIB Roll-Up, as described below. The GMIB Protected Value is not available as a cash surrender benefit or a death benefit, nor is it used in the calculation of a cash surrender benefit or a death benefit.

The amount of the GMIB Charge is based on the GMIB Protected Value. The calculation of the GMIB Payout Amount is described below. Each year you have a 30-day Exercise Period during which you may exercise one of the GMIB payout options. The first Exercise Period begins the day after the Waiting Period ends. Subsequent Exercise Periods begin each year on the anniversary of the date the first Exercise Period began.

GMIB ROLL-UP -

IF THE ANNUITANT IS LESS THAN AGE 76 ON THE CONTRACT DATE, the GMIB Roll-Up is equal to the Invested Purchase Payments made, increased daily at an effective annual interest rate of 5% starting on the date each Invested Purchase Payment is made, until the cap is reached ("GMIB Roll-Up Cap"), and is reduced by the effect of withdrawals (as described below). The GMIB Roll-Up Cap is equal to two times each Invested Purchase Payment and is reduced by the effect of withdrawals.

We stop increasing the GMIB Roll-Up by the effective annual interest rate once the GMIB Roll-Up Cap is reached. However we still increase the GMIB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

Even if the GMIB Roll-Up Cap has not been reached, we will nevertheless stop increasing the GMIB Roll-Up by the effective annual interest rate on the latest of: the Contract Anniversary coinciding with or next following the Annuitant's 80th birthday, the 7th Contract Anniversary, or 7 years from the most recent GMIB Reset (as described below). However we still increase the GMIB Protected Value by subsequent Invested Purchase Payments and reduce it by the effect of withdrawals.

The words "reduced by the effect of withdrawals" in the preceding three paragraphs mean that withdrawals from the Contract will first reduce the GMIB Protected Value on a dollar for dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB Protected Value calculated on the Contract Anniversary (in the first Contract Year, the Contract Date), then a proportional reduction will apply to amounts exceeding the 5% of GMIB Protected Value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of the first 5% of GMIB Protected Value. The resulting percentage is multiplied by the GMIB Protected Value minus the amount of the withdrawal that does not exceed 5%. An amount up to 5% of GMIB Protected Value may be withdrawn on a dollar for dollar basis in the year in which the GMIB Roll-Up stops increasing.

GMIB RESET FEATURE -

You have the choice of resetting the GMIB Roll-Up option twice over the life of the Contract. You may elect to "Reset" your GMIB Protected Value to equal your current Contract Value. The GMIB Waiting Period and the GMIB Roll-Up Cap will be reset to start over again, a new 7-year Waiting Period must be met before the GMIB can be exercised (the new minimum 7 year Waiting Period will begin on the date of the most recent GMIB Reset), and the guaranteed annuity purchase rates used to determine the GMIB payout amount will be based on the number of completed years since the most recent GMIB Reset. This GMIB Reset option can only be exercised if the Annuitant has not yet reached his 76th birthday.

GMIB PAYOUT AMOUNT: The GMIB payout amount is based on the age and sex of the Annuitant (and Co-Annuitant, if applicable). After first deducting charges for any applicable taxes attributable to premiums, the GMIB payout amount will equal the greater of:

    2. the GMIB Protected Value as of the date the exercise of the GMIB payout option is effective applied to the guaranteed annuity purchase rates; and

    3. the Adjusted Contract Value as of the date the exercise of the GMIB payout option is effective applied to the current annuity purchase rates then in use.

The guaranteed annuity purchase rates used to determine the GMIB payout amount differ from the current annuity purchase rates used to calculate an annuity benefit under the Annuity Options.

GUARANTEED ANNUITY PURCHASE RATES: The guaranteed annuity purchase rates are attached to this Endorsement and are based on 1. and 2., below:

    1.   The Guaranteed Interest Rate

    The guaranteed interest rates shown below are annual effective interest rates. To calculate the guaranteed annuity purchase rates we will use the appropriate guaranteed interest rate from the table below, based on the number of Contract Anniversaries that have elapsed prior to the date the GMIB payout option is exercised or, if the GMIB has been reset, the number of completed years since the most recent GMIB Reset.

Contract Anniversary/ Completed Years
    Since Most Recent GMIB Reset                Guaranteed Interest Rate
    ----------------------------                ------------------------
                 7 - 9                                    2.50%
                10 - 14                                   3.00%
                15 or more                                3.50%

    2.   the Guaranteed Mortality Rate

    The guaranteed mortality rate used to calculate the guaranteed annuity purchase rates is based on the Annuity 2000 valuation mortality table, with two-year age setbacks, ten-year generational setback, and mortality improvement factors (modified scale G) projected from the age at annuitization to the age at which the probability of survival is needed in the calculation of the annuity payment.

GMIB ANNUITY PAYOUT OPTIONS: There are two GMIB annuity payout options available.

    GMIB OPTION 1: SINGLE LIFE PAYOUT OPTION: We will make monthly payments for as long as the Annuitant lives, with payments for a 10 year period certain. No payments are due after the death of the Annuitant or, if later, the end of the period certain.

    GMIB OPTION 2: JOINT LIFE PAYOUT OPTION: In the case of an Annuitant and Co-Annuitant, we will make monthly payments for the joint lifetime of the Annuitant and Co-Annuitant, with payments for a 10 year period certain. Upon the death of the Annuitant or Co-Annuitant, payments will continue during the remaining lifetime of the survivor at 100% of the original monthly payment if the survivor is the Annuitant and, upon expiration of the 10 year period certain, will be reduced to 50% of the original monthly payment if the survivor is the Co-Annuitant. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the period certain.

There is no right of withdrawal under either payout option. Other payout frequencies may be available such as quarterly, semi-annually and annually.

EXERCISE OF THE GMIB PAYOUT OPTION: You may exercise the GMIB payout option by contacting us at the Annuity Service Center. We will provide you with necessary forms and inform you of any other information that we require for you to exercise this option. The exercise of the GMIB payout option will be effective when we receive all documentation and other information that we need at the Annuity Service Center during the Exercise Period. The first Exercise Period for the GMIB payout option begins on the day after the end of the applicable Waiting Period shown below. Subsequent Exercise Periods begin on the anniversary of the date the first Exercise Period began. Exercise Periods run for 30 days, but not beyond the Contract Anniversary following the Annuitant's attainment of the maximum annuitization age.

WAITING PERIOD: The Waiting Period is the period extending from the Contract Date to the 7th Contract Anniversary but, if the GMIB has been reset, the Waiting Period is the 7-year period beginning with the date of the most recent GMIB Reset.

GMIB CHARGE: To compensate us for assuming the risks associated with the GMIB, we charge an annual GMIB Charge. The fee is equal to 0.30% of the average daily GMIB Protected Value and is deducted: 1) on each Contract Anniversary; 2) upon choice of an option under the "Annuity and Settlement Options" section of the Contract; 3) upon a full withdrawal; and 4) upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then applicable GMIB Charge. The fee is pro-rated based on the portion of the Contract Year for which the GMIB was in effect.

The fee is withdrawn from each Variable Investment Option in the same proportion that the value of the Contract Value allocated to that Variable Investment Option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then applicable GMIB Charge, the GMIB Charge is deducted from the amount paid.

No GMIB Charge is charged after the Annuity Date or after exercise of the GMIB payout option.

Because we do not impose a new Waiting Period for each subsequent Purchase Payment, if you elect the GMIB, we reserved the right to limit subsequent Purchase Payments if we discover that by the timing of your Purchase
Payments and withdrawals, your GMIB Protected Value is increasing in ways that are not intended. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than the initial Purchase Payment and other actions that may artificially increase the GMIB Protected Value.

GUARANTEED ANNUITY PURCHASE RATES: Table A, B or C, as indicated below is applied to the GMIB Protected Value to compute the GMIB payout amount. The table to be used is determined by the number of Contract Anniversaries that have elapsed prior to annuitization, or if the GMIB has been reset, the number of completed years since the most recent GMIB Reset. The rates in Tables A, B and C are applied per $1,000 of GMIB Protected Value. Each of Tables A, B and C assumes 120 payments certain.

 Number of Contract Anniversaries
  Elapsed Prior to Annuitization/
Number of Completed Years Since the             Annuity Statement Table to be
      Most Recent GMIB Reset                   Applied to GMIB Protected Value
-----------------------------------            -------------------------------
            7 through 9                                    Table A
           10 through 14                                   Table B
            15 or more                                     Table C

The annuity payments in Tables A, B and C are based on the Annuitant's Adjusted Age and sex. The Adjusted Age is the Annuitant's age last birthday prior to the date on which the first Annuity payment is due, adjusted as shown in the "Translation of Adjusted Age" Table.

When we computed the amounts shown in Tables A, B and C below, we adjusted the Annuity 2000 Mortality Table to an age last birthday basis, less two years, with mortality improvement factors (modified scale G) projected from the age at annuitization to the age at which the probability of survival is needed in the calculation of the annuity payment. We used an interest rate of 2 1/2% per year in preparing Table A, an interest rate of 3% per year in preparing Table B, and an interest rate of 3 1/2% per year in preparing Table C.

                                     TABLE A

------------------------------------------------------------------------------------------------------------------
Adjusted                               Adjusted                                 Adjusted
  Age           Male       Female         Age          Male         Female         Age          Male        Female
------------------------------------------------------------------------------------------------------------------
   41          $3.11       $2.95           61         $4.38         $4.04           81         $7.42        $7.07
-----------------------------------------------------------------------------------------------------------------
   42           3.15        2.99           62          4.48          4.13           82          7.60         7.28
-----------------------------------------------------------------------------------------------------------------
   43           3.19        3.02           63          4.59          4.23           83          7.77         7.49
-----------------------------------------------------------------------------------------------------------------
   44           3.23        3.06           64          4.70          4.33           84          7.94         7.68
-----------------------------------------------------------------------------------------------------------------
   45           3.28        3.10           65          4.82          4.43           85          8.10         7.87
-----------------------------------------------------------------------------------------------------------------
   46           3.33        3.14           66          4.95          4.54           86          8.25         8.05
-----------------------------------------------------------------------------------------------------------------
   47           3.38        3.18           67          5.08          4.66           87          8.39         8.22
-----------------------------------------------------------------------------------------------------------------
   48           3.43        3.22           68          5.22          4.79           88          8.52         8.38
-----------------------------------------------------------------------------------------------------------------
   49           3.48        3.27           69          5.37          4.92           89          8.64         8.52
-----------------------------------------------------------------------------------------------------------------
   50           3.54        3.32           70          5.51          5.06           90          8.75         8.65
-----------------------------------------------------------------------------------------------------------------
   51           3.60        3.37           71          5.67          5.21           91          8.85         8.77
-----------------------------------------------------------------------------------------------------------------
   52           3.66        3.42           72          5.83          5.36           92          8.94         8.87
-----------------------------------------------------------------------------------------------------------------
   53           3.72        3.48           73          6.00          5.53           93          9.02         8.96
-----------------------------------------------------------------------------------------------------------------
   54           3.79        3.54           74          6.17          5.70           94          9.09         9.04
-----------------------------------------------------------------------------------------------------------------
   55           3.86        3.60           75          6.34          5.88           95          9.16         9.11
-----------------------------------------------------------------------------------------------------------------
   56           3.94        3.66           76          6.52          6.06
-----------------------------------------------------------------------------------------------------------------
   57           4.02        3.73           77          6.70          6.26
-----------------------------------------------------------------------------------------------------------------
   58           4.10        3.80           78          6.88          6.46
-----------------------------------------------------------------------------------------------------------------
   59           4.19        3.88           79          7.06          6.66
-----------------------------------------------------------------------------------------------------------------
   60           4.28        3.96           80          7.24          6.87
-----------------------------------------------------------------------------------------------------------------

                                     TABLE B

-----------------------------------------------------------------------------------------------------------------
Adjusted                               Adjusted                                  Adjusted
  Age           Male       Female         Age          Male         Female         Age          Male       Female
-----------------------------------------------------------------------------------------------------------------
   41          $3.40       $3.25           61         $4.66         $4.32           81         $7.67       $7.33
----------------------------------------------------------------------------------------------------------------
   42           3.44        3.29           62          4.76          4.41           82          7.85        7.53
----------------------------------------------------------------------------------------------------------------
   43           3.48        3.32           63          4.87          4.50           83          8.02        7.73
----------------------------------------------------------------------------------------------------------------
   44           3.53        3.35           64          4.98          4.60           84          8.18        7.93
----------------------------------------------------------------------------------------------------------------
   45           3.57        3.39           65          5.10          4.71           85          8.33        8.12
----------------------------------------------------------------------------------------------------------------
   46           3.62        3.43           66          5.23          4.82           86          8.48        8.29
----------------------------------------------------------------------------------------------------------------
   47           3.67        3.47           67          5.36          4.94           87          8.62        8.46
----------------------------------------------------------------------------------------------------------------
   48           3.72        3.51           68          5.49          5.06           88          8.75        8.61
----------------------------------------------------------------------------------------------------------------
   49           3.77        3.56           69          5.64          5.19           89          8.87        8.75
----------------------------------------------------------------------------------------------------------------
   50           3.83        3.61           70          5.78          5.33           90          8.98        8.88
----------------------------------------------------------------------------------------------------------------
   51           3.88        3.66           71          5.94          5.48           91          9.08        8.99
----------------------------------------------------------------------------------------------------------------
   52           3.95        3.71           72          6.10          5.63           92          9.16        9.09
----------------------------------------------------------------------------------------------------------------
   53           4.01        3.76           73          6.26          5.79           93          9.24        9.18
----------------------------------------------------------------------------------------------------------------
   54           4.08        3.82           74          6.43          5.96           94          9.32        9.26
----------------------------------------------------------------------------------------------------------------
   55           4.15        3.88           75          6.60          6.14           95          9.38        9.33
----------------------------------------------------------------------------------------------------------------
   56           4.22        3.94           76          6.78          6.33
----------------------------------------------------------------------------------------------------------------
   57           4.30        4.01           77          6.95          6.52
----------------------------------------------------------------------------------------------------------------
   58           4.38        4.08           78          7.13          6.71
----------------------------------------------------------------------------------------------------------------
   59           4.47        4.16           79          7.31          6.92
----------------------------------------------------------------------------------------------------------------
   60           4.56        4.24           80          7.49          7.12
----------------------------------------------------------------------------------------------------------------

                                    TABLE C

------------------------------------------------------------------------------------------------------------------
Adjusted                               Adjusted                                 Adjusted
  Age           Male       Female         Age          Male         Female         Age          Male        Female
------------------------------------------------------------------------------------------------------------------
   41          $3.71       $3.56          61          $4.94         $4.61           81         $7.92        7.58
------------------------------------------------------------------------------------------------------------------
   42           3.75        3.59          62           5.04          4.69           82          8.09        7.78
------------------------------------------------------------------------------------------------------------------
   43           3.79        3.63          63           5.15          4.78           83          8.26        7.98
------------------------------------------------------------------------------------------------------------------
   44           3.83        3.66          64           5.26          4.88           84          8.42        8.17
------------------------------------------------------------------------------------------------------------------
   45           3.87        3.70          65           5.38          4.99           85          8.57        8.36
------------------------------------------------------------------------------------------------------------------
   46           3.92        3.73          66           5.50          5.10           86          8.72        8.53
------------------------------------------------------------------------------------------------------------------
   47           3.97        3.77          67           5.63          5.21           87          8.86        8.70
------------------------------------------------------------------------------------------------------------------
   48           4.02        3.81          68           5.77          5.34           88          8.98        8.85
------------------------------------------------------------------------------------------------------------------
   49           4.07        3.86          69           5.91          5.47           89          9.10        8.99
------------------------------------------------------------------------------------------------------------------
   50           4.12        3.90          70           6.06          5.60           90          9.21        9.11
------------------------------------------------------------------------------------------------------------------
   51           4.18        3.95          71           6.21          5.75           91          9.30        9.22
------------------------------------------------------------------------------------------------------------------
   52           4.24        4.00          72           6.37          5.90           92          9.39        9.32
------------------------------------------------------------------------------------------------------------------
   53           4.30        4.06          73           6.53          6.06           93          9.47        9.41
------------------------------------------------------------------------------------------------------------------
   54           4.37        4.11          74           6.70          6.23           94          9.54        9.49
------------------------------------------------------------------------------------------------------------------
   55           4.44        4.17          75           6.87          6.41           95          9.60        9.56
------------------------------------------------------------------------------------------------------------------
   56           4.51        4.23          76           7.04          6.59
------------------------------------------------------------------------------------------------------------------
   57           4.59        4.30          77           7.22          6.78
------------------------------------------------------------------------------------------------------------------
   58           4.67        4.37          78           7.39          6.98
------------------------------------------------------------------------------------------------------------------
   59           4.76        4.44          79           7.57          7.17
------------------------------------------------------------------------------------------------------------------
   60           4.85        4.52          80           7.75          7.38
------------------------------------------------------------------------------------------------------------------

                           Translation of Adjusted Age

------------------------------------------------------------------------------------------------------------------
Calendar Year in Which                                       Calendar Year in Which
 First Payment Is Due                  Adjusted Age           First Payment Is Due                 Adjusted Age
------------------------------------------------------------------------------------------------------------------
  Prior to 2010                     Actual Age                  2050 through 2059               Actual Age minus 5
------------------------------------------------------------------------------------------------------------------
  2010 through 2019                 Actual Age minus 1          2060 through 2069               Actual Age minus 6
------------------------------------------------------------------------------------------------------------------
  2020 through 2029                 Actual Age minus 2          2070 through 2079               Actual Age minus 7
------------------------------------------------------------------------------------------------------------------
  2030 through 2039                 Actual Age minus 3          2080 through 2089               Actual Age minus 8
------------------------------------------------------------------------------------------------------------------
  2040 through 2049                 Actual Age minus 4          2090 through 2099               Actual Age minus 9
------------------------------------------------------------------------------------------------------------------

OTHER GMIB PROVISIONS: If the Spousal Continuance Benefit under the Contract is activated by the surviving spouse at the Owner's death, the GMIB feature, if elected, will be continued for the surviving spousal owner. All provisions of the GMIB feature (Waiting Period, GMIB Roll-Up Cap, etc.) will remain the same as on the date of the Owner's death. If the GMIB Reset feature was never exercised, the surviving spousal Owner can exercise the GMIB Reset feature twice. If the original Owner had previously exercised the GMIB Reset feature once, the surviving spousal Owner can exercise the GMIB Reset once. If the original Owner had previously exercised the GMIB Reset feature twice, the surviving spousal Owner may not exercise the GMIB Reset at all.

If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB Waiting Period to be satisfied, would preclude the surviving spouse from utilizing the GMIB feature, we will revoke the GMIB feature at that time and no further GMIB charges will be made.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

Signed for Pruco Life Insurance Company of New Jersey

By /s/ [CLIFFORD E.KIRSCH]
            Secretary